August 9, 2011

ALLIANCE DATA SIGNS LONG-TERM AGREEMENT WITH LEADING PET INDUSTRY RETAILER PETLAND

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Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term agreement to provide private label credit and marketing services for franchise-driven pet and animal care retailer Petland.

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Under terms of the agreement, Alliance Data will provide Petland with private label credit card services, including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

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Through various credit and marketing tools, Alliance Data will provide Petland cardholders with benefits designed to build and increase brand loyalty such as account activation incentives, special discounts based on purchases, advance notification of sales and promotions, and flexible financing options.

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Founded in 1967, Petland operates stores in 21 states, the majority of which are franchise businesses, which offer a wide selection of pets, high-end pet supplies, pet care products and food for dogs, cats, fish, birds and reptiles. The company also has locations in Canada, Japan, China, Mexico, South Africa and Israel.

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